Exhibit 99.1

PURE Bioscience Reports Fiscal Third Quarter 2025

Financial Results

EL CAJON, Calif. – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal third quarter ended April 30, 2025.

Summary of Results of Operations – Fiscal Third Quarter

●	Net product sales were $489,000 and $440,000 for the fiscal third quarter ended April 30, 2025 and 2024, respectively. The increase of $49,000 was attributable to increased sales across our distribution network.

●	Net loss for the fiscal third quarter ended April 30, 2025 was $580,000, compared to $857,000 for the fiscal third quarter ended April 30, 2024.

●	Net loss, excluding share-based compensation, for the fiscal third quarter ended April 30, 2025 was $547,000, compared to $825,000 for the fiscal third quarter ended April 30, 2024.

●	Net loss per share was ($0.01) for the fiscal third quarters ended April 30, 2025 and 2024, respectively.

Summary of Results of Operations – Prior Nine Months

●	Net product sales were $1,435,000 and $1,483,000 for the nine months ended April 30, 2025 and 2024, respectively. The decrease of $48,000 was attributable to decreased sales across our end-user network.

●	Net loss for the nine months ended April 30, 2025 was $2,067,000, compared to $2,594,000 for the nine months ended April 30, 2024.

●	Net loss, excluding share-based compensation, for the nine months ended April 30, 2025 was $1,950,000, compared to $2,418,000 for the nine months ended April 30, 2024.

●	Net loss per share was ($0.02) and ($0.03) for the nine months ended April 30, 2025 and 2024, respectively.

Robert Bartlett, Chief Executive Officer, stated, “Our fiscal third quarter year-over-year sales growth continues to progress with our direct customers and distribution network, while we continue to reduce operating expenses. This quarter, we were able to demonstrate that our dairy membrane solution using our SDC technology is effective in full-scale commercial dairy plants. We will continue to work closely with our distribution partners in the beverage industry to expand this new membrane treatment solution.”

PURE Hard Surface is now available for membrane treatment. The transformative benefits of using PURE Hard Surface as a membrane treatment bring a more innovative and efficient approach, delivering measurable cost savings. This solution enables dairy and beverage manufacturers to maintain the highest quality standards in the industry, without the trade-offs associated with traditional chemistry. For more information, visit www.purebio.com/membrane.

About PURE Bioscience, Inc.

PURE is committed to redefining chemical safety through its innovative technology. With a focus on efficacy and effectiveness, PURE develops advanced solutions that meet the highest safety standards and produce best-in-class results for its consumers and distributors. PURE continues to focus on developing and commercializing our proprietary antimicrobial products, primarily in the food and beverage industry. We provide solutions to combat the health and environmental challenges posed by pathogens and ensure hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This broad-spectrum, non-toxic antimicrobial agent formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity, and mitigation of bacterial resistance. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE products into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2024, Form 10-Q for the fiscal first quarter ended October 31, 2024, Form 10-Q for the fiscal second quarter ended January 31, 2025, and Form 10-Q for the fiscal third quarter ended April 30, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2025	July 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$540,000	$349,000
Accounts receivable	287,000	298,000
Inventories, net	131,000	56,000
Restricted cash	75,000	75,000
Prepaid expenses	13,000	27,000
Total current assets	1,046,000	805,000
Property, plant and equipment, net	11,000	13,000
Total assets	$1,057,000	$818,000
Liabilities and stockholders’ deficiency
Current liabilities
Accounts payable	$799,000	$601,000
Accrued liabilities	173,000	132,000
Total current liabilities	972,000	733,000
Long-term liabilities
Convertible notes payable to related parties	4,899,000	2,949,000
Total long-term liabilities	4,899,000	2,949,000
Total liabilities	5,871,000	3,682,000
Commitments and contingencies
Stockholders’ deficiency
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000,000 shares authorized, 111,856,473 shares issued and outstanding at April 30, 2025, and July 31, 2024	1,119,000	1,119,000
Additional paid-in capital	132,729,000	132,612,000
Accumulated deficit	(138,662,000)	(136,595,000)
Total stockholders’ deficiency	(4,814,000)	(2,864,000)
Total liabilities and stockholders’ deficiency	$1,057,000	$818,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three months Ended
	April 30,		April 30,
	2025	2024	2025	2024
Net product sales	$1,435,000	$1,483,000	$489,000	$440,000
Royalty revenue	3,000	6,000	2,000	1,000
Total revenue	1,438,000	1,489,000	491,000	441,000
Cost of goods sold	603,000	612,000	208,000	183,000
Gross profit	835,000	877,000	283,000	258,000
Operating costs and expenses
Selling, general and administrative	2,528,000	3,136,000	776,000	998,000
Research and development	243,000	233,000	91,000	77,000
Total operating costs and expenses	2,771,000	3,369,000	867,000	1,075,000
Loss from operations	(1,936,000)	(2,492,000)	(584,000)	(817,000)
Other income (expense)
Other income (expense), net	79,000	1,000	82,000	1,000
Interest expense, net	(210,000)	(103,000)	(78,000)	(41,000)
Total other income (expense)	(131,000)	(102,000)	4,000	(40,000)
Net loss	$(2,067,000)	$(2,594,000)	$(580,000)	$(857,000)
Basic and diluted net loss per share	$(0.02)	$(0.03)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,856,473	111,856,473	111,856,473	111,856,473

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity (Deficiency)

(Unaudited)

	Nine Months Ended April 30, 2025					Nine Months Ended April 30, 2024
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period	111,856,473	$1,119,000	$132,612,000	$(136,595,000)	$(2,864,000)	111,856,473	$1,119,000	$132,398,000	$(133,245,000)	$272,000
Share-based compensation expense - stock options	—	—	114,000	—	114,000	—	—	176,000	—	176,000
Share-based compensation expense - restricted stock units	—	—	3,000	—	3,000	—	—	—	—	—

Net loss	—	—	—	(2,067,000)	(2,067,000)	—	—	—	(2,594,000)	(2,594,000)

Balances at end of period (Unaudited)	111,856,473	$1,119,000	$132,729,000	$(138,662,000)	$(4,814,000)	111,856,473	$1,119,000	$132,574,000	$(135,839,000)	$(2,146,000)

	Three Months Ended April 30, 2025					Three Months Ended April 30, 2024
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period (Unaudited)	111,856,473	$1,119,000	$132,696,000	$(138,082,000)	$(4,267,000)	111,856,473	$1,119,000	$132,542,000	$(134,982,000)	$(1,321,000)

Share-based compensation expense - stock options	—	—	30,000	—	30,000	—	—	32,000	—	32,000
Share-based compensation expense - restricted stock units	—	—	3,000	—	3,000	—	—	—	—	—

Net loss	—	—	—	(580,000)	(580,000)	—	—	—	(857,000)	(857,000)

Balances at end of period (Unaudited)	111,856,473	$1,119,000	$132,729,000	$(138,662,000)	$(4,814,000)	111,856,473	$1,119,000	$132,574,000	$(135,839,000)	$(2,146,000)

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	April 30,
	2025	2024
Operating activities
Net loss	$(2,067,000)	$(2,594,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	117,000	176,000
Depreciation	2,000	110,000
Impairment of computer software	—	60,000
Changes in operating assets and liabilities:
Accounts receivable	11,000	51,000
Inventories	(75,000)	14,000
Prepaid expenses	14,000	17,000
Interest on note payable	200,000	94,000
Accounts payable and accrued liabilities	239,000	134,000
Net cash used in operating activities	(1,559,000)	(1,938,000)
Financing activities
Net proceeds from note payable to related parties	1,750,000	1,285,000
Net cash provided by financing activities	1,750,000	1,285,000
Net increase (decrease) in cash, cash equivalents, and restricted cash	191,000	(653,000)
Cash, cash equivalents, and restricted cash at beginning of period	424,000	1,170,000
Cash, cash equivalents, and restricted cash at end of period	$615,000	$517,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$540,000	$442,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$615,000	$517,000